Securities and Exchange Commission
                             Washington, D.C. 20549

                                    Form 8-K
                                 Current Report
     Pursuant To Section 13 or 15(d) of the Securities Exchange Act of 1934

                        Date of Report: February 4, 2002

                       The Cyber Group Network Corporation
             (Exact Name of Registrant As Specified in Its Charter)

           Nevada                        000-28153               33-0901534
(State Or Other Jurisdiction      (Commission File Number)      (IRS Employer
Of Incorporation Or Organization)                            Identification No.)

            720 E. Carnegie Dr., Suite 200, San Bernardino, CA 92408 (Address of Principal Executive Offices, Including Zip Code)

                                 (909) 890-9769
              (Registrant's Telephone Number, Including Area Code)

Item 5.     Other Events

     This Form 8-K is being filed to report the sentencing of our chief executive officer, Gregory D. Evans, in a criminal case named USA v. Evans, Case Number CR98-1154-DT, in the U.S. District Court, Central District of California. In November 1998, Mr. Evans pleaded guilty to federal conspiracy and wire fraud charges related to fraudulently obtaining more than 125 toll-free phone numbers from phone companies that were never paid for. Mr. Evans and a now defunct company that Mr. Evans controlled named ICB Telecommunications Corporation d/b/a Connect America took part in the conspiracy and fraud. Mr. Evans was president of Connect America.

     On February 4, 2002, Mr. Evans was sentenced to 24 months in federal prison with any credit for time he already served which will be determined by the Bureau of Prisons, and was ordered to pay more than $9 million in restitution. Mr. Evans was also ordered to pay $7,500 in fines. Mr. Evans is scheduled to self-surrender on March 18, 2002.


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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

                               THE CYBER GROUP NETWORK CORPORATION



                               -------------------------------------------------
Date: February 7, 2002         By: /s/ Gregory D. Evans, Chief Executive Officer
                               Gregory D. Evans, Chief Executive Officer


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